Exhibit 10.10(h)

EXECUTION VERSION

AMENDMENT NO. 8 TO STOCK PURCHASE AGREEMENT

THIS AMENDMENT NO. 8 (this “Amendment”), dated as of January 9, 2024, to the Stock Purchase Agreement, dated as of April 15, 2022, as amended on June 15, 2022, November 15, 2022, May 30, 2023, August 8, 2023, November 6, 2023, November 22, 2023 and December 14, 2023 (as amended, the “Stock Purchase Agreement”), by and among WILSON-DAVIS & CO. INC., a Utah corporation (the “Company”), those individuals and/or entities listed in Exhibit A of the Stock Purchase Agreement (collectively, the “Sellers,” and individually, a “Seller”), and ATLASCLEAR, INC., a Wyoming corporation (inadvertently identified as “Atlas Clear Corp., a Delaware registered corporation” in the Stock Purchase Agreement) (“Purchaser”), is entered into by and among the Company, Sellers, Purchaser and ATLASCLEAR HOLDINGS, INC., a Delaware corporation f/k/a Calculator New Pubco, Inc., pursuant to terms set forth in Section 2 below (the “Parent”, and together with Sellers, Purchaser and the Company, the “Parties” and each a “Party”). Capitalized terms not otherwise defined in this Amendment have the meanings given such terms in the Stock Purchase Agreement.

RECITALS

WHEREAS Section 12.1 of the Stock Purchase Agreement provides for the amendment of the Stock Purchase Agreement in accordance with the terms set forth therein;

WHEREAS Purchaser, Parent, Quantum FinTech Acquisition Corp., Calculator Merger Sub 1, Inc., Calculator Merger Sub 2, Inc., Atlas FinTech Holdings Corp. and Robert McBey entered into that certain Business Combination Agreement, dated as of November 16, 2022 (the “Business Combination Agreement”) providing for the acquisition by Parent of Quantum and the Company;

WHEREAS Purchaser, Sellers and Parent wish to renegotiate the principal terms of the Stock Purchase Agreement and the purchase and sale of the Company’s capital stock described therein;

WHEREAS the Parties desire to further amend the Stock Purchase Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

AMENDMENT

1.	Amendment to Section 1.1 – Definitions.

a.	Each of the definitions of “Goodwill Amount” and “Purchase Price” set forth in Section 1.1 of the Stock Purchase Agreement are hereby amended and restated in its entirety to read as follows:

“Goodwill Amount” will mean fifteen million dollars ($15,000,000).

“Purchase Price” will mean cash in amount equal to:

(a)            the Market Value of DTCC Stock as of the last day on which information is available from DTCC during the week prior to the Final Closing Date;

(b)            plus, the cash, cash equivalents and other liquid assets of the Company, provided they are marketable in accordance with FINRA rules, shown as net ownership equity for the regulatory capital of Company at the time of the Final Closing;

(c)            plus, the Goodwill Amount associated with the value of the Company excluding the DTCC Stock;

(d)            less, any adjustments to the above to meet any regulatory capital requirements or other rules or regulations of any governmental, regulatory or other governing body for which Company is a member. “Regulatory Documents” will mean, with respect to a Person, all forms reports, registration statements, registrations, declarations, notices, schedules and other documents filed, or required to be filed, by such Person pursuant to applicable Securities Laws or the applicable rules and regulations of any United States or foreign governmental or non-governmental self-regulatory organization, agency or authority, including the SEC and FINRA.

(e)	For (i) the avoidance of doubt and (ii) illustrative purposes, showing the calculation as of November 30, 2023, based on the FOCUS report that the Company filed with the U.S. Securities and Exchange Commission as of such date, only, the Purchase Price would be calculated as follows:

EQUITY	As of 11/30/2023*
Common Stock	$41,000.00
Paid in Capital	$303,836.00
Retained Earnings	$9,362,270.00
TOTAL	$9,707,106.00
Subordinated Debt	$1,950,000.00
Other Credits	$287,416.00
Total Regulatory	$11,944,522.00
Non Allowables	$(1,211,466.00)
NET CAPITAL	$10,733,056.00
Value of DTCC Stock	$1,138,029.59
Less Debt	$(1,950,000.00)
Total Value	$9,921,085.59
Goodwill Amount	$15,000,000.00
PURCHASE PRICE	$24,921,085.59 **

*The table above uses the Company’s financial information as of November 30, 2023 for illustrative purposes only, but the Purchase Price shall be calculated using the Company’s financial information as reported on December 31, 2023.

**For the avoidance of doubt, each Seller shall receive a pro rata share of the Purchase Price via the convertible promissory notes described below based on the allocation methodology described by Schedule 1.1 attached hereto. Sellers shall have the right to modify Schedule 1.1 prior to the Final Closing Date.

b.	The following definitions are added to Section 1.1 of the Stock Purchase Agreement:

“Glen Holdings” will mean Glen Holdings Corp. a [●] corporation.

“Parent” will mean AtlasClear Holdings, Inc., a Delaware corporation f/k/a Calculator New Pubco, Inc.

2.	Amendment to Section 3.3 – Final Closing Deliverables.

a.	Section 3.3(a)(ii) of the Stock Purchase Agreement is hereby deleted in its entirety.

b.	Section 3.3(a)(iii) of the Stock Purchase Agreement is hereby amended and restated in its entirety to read as follows:

(iii)

(A)            Purchaser and Parent will pay, or cause to be paid, on a joint and several basis, to (1) the Sellers, on a pro rata basis based on their respective ownership percentage in the Company, an amount equal to twelve million dollars ($12,000,000) in immediately available funds and (2) Glen Holdings, an amount equal to three million dollars ($3,000,000) via the issuance of (a) a short-term convertible promissory note in the form attached hereto as Exhibit A (the “Short-Term Convertible Promissory Note”) for the principal amount of $2,000,0000 and (b) a long-term convertible promissory note in the form attached hereto as Exhibit B (the “Long-Term Convertible Promissory Note”) for the principal amount of $1,000,000.

(B)            Purchaser will issue additional Short-Term Convertible Promissory Notes to all Sellers, including Glen Holdings, in an aggregate principal amount of $3,000,000, on a pro rata basis based on their respective ownership percentage of the Company.

In addition to the above, Purchaser will issue additional Long-Term Convertible Promissory Notes to all Sellers, including Glen Holdings, for payment of the remaining balance of the Purchase Price on a pro rata basis based on their ownership percentage in the Company.

As an additional inducement to the Sellers to execute this Amendment, Parent and each Seller (as a Holder) will enter into a Parent Guaranty and Registration Rights Agreement substantially in the form attached hereto as Exhibit C.

The principal balance of the Short-Term Convertible Promissory Note and each of the Long-Term Convertible Promissory Notes shall be calculated based on the methodology and note face amounts described by Schedule 1.1, as adjusted for the Company’s financial information as of December 31, 2023. The execution and delivery of the Short-Term Convertible Promissory Note and each of the Long-Term Convertible Promissory Notes based on the Company’s financial information as of December 31, 2023 shall be a condition of closing of the Business Combination Agreement and the Stock Purchase Agreement.

3.	Amendment to Section 3.5 – Holdback Amount in Escrow. Section 3.5 of the Stock Purchase Agreement is hereby amended and restated in its entirety as follows:

Section 3.5      Indemnification Offset. To the extent required and determined in accordance with this paragraph, Purchaser shall be entitled to deduct and offset from amounts due and owing, first from the Short-Term Notes and thereafter from the Long-Term Notes, any amounts that the Sellers owe to Purchaser for post-Closing claims for which indemnification is required pursuant to Article XI of this Agreement, subject to any limitations set forth therein, that is determined within twelve (12) months after the Final Closing Date for damages based on a post-Closing claim or regulatory action. The right of offset shall terminate on the expiration of twelve (12) months after the Final Closing. Prior to asserting any claimed offset, Purchase must provide at least ten (10) days’ prior written notice to Sellers, specifying the exact amount and nature of any such claimed offset asserted by Purchaser. Such notice of proposed offset much specifically set forth the exact amount that is claimed to be owed by the Sellers to Purchase. Purchaser shall exercise the right to offset described in this Section 3.5 on a pro rata basis, in accordance with each Seller’s ownership interest in the Company prior to the Final Closing Date.

4.	Amendment to Section 9.1(a)(v) – Termination. Section 9.1(a)(v) of the Stock Purchase Agreement is hereby amended and restated in its entirety to read as follows:

(v)

(A)            by a majority in interest of the Sellers and the Company if the Business Combination Agreement is terminated in accordance with its terms; and

(B)            by a majority in interest of the Sellers and the Company if the closing of the Business Combination Agreement and the Stock Purchase Agreement (and the payments required to the Sellers thereunder) do not occur on or before January 26, 2024.

5.	Amendment to Section 11.1 – Survival of Representations, Warranties and Covenants. Section 11.1 of the Stock Purchase Agreement is hereby amended and restated in its entirety as follows:

11.1            Survival of Representations, Warranties and Covenants. The representations and warranties of (a) the Company contained in Article IV and all claims and causes of action with respect thereto will terminate on the date that is twelve (12) months from the Final Closing Date, (b) the Sellers contained in Article V and all claims and causes of action with respect thereto will terminate on the date that is twelve (12) months from the Final Closing Date, and (c) the Purchaser contained in Article VI and all claims and causes of action with respect thereto will terminate on the date that is twelve (12) months from the Final Closing Date. No covenant or agreement contained herein that is to be performed on or prior to the Final Closing Date will survive the Final Closing Date; provided, however, that the foregoing will in no respect limit the rights of the Parties to seek indemnification for any breach of such covenant or agreement occurring before the Final Closing if a claim for indemnification hereunder is brought within six (6) months of the Final Closing Date. Any covenant and agreement to be performed, in whole or in part, after the Final Closing Date will survive the Final Closing in accordance with its terms. Notwithstanding the foregoing, if a Claim Notice meeting the requirements of Section 11.5(a) with respect to indemnification under Sections 11.2 or 11.3 will have been given pursuant to Section 12.6 within the applicable survival period, the representations, warranties, covenants and agreements that are the subject of such indemnification claim will survive with respect to such Claim Notice until it is finally and fully resolved. Notwithstanding the foregoing, in the event that the Final Closing Obligations terminate and the Final Closing does not take place, the representations and warranties in described clauses (a) through (c) above will terminate twelve (12) months after the Initial Closing Date.

6.	Amendment to Section 11.4(a) – Limits on Indemnification. Section 11.4(a) of the Stock Purchase Agreement is hereby amended and restated in its entirety as follows:

(a)	Notwithstanding anything to the contrary contained in this Agreement: (i) Sellers will not be liable for any claim for indemnification pursuant to Section 10.1(a)(v), Section 10.1(b)(v) or Section 11.2(a) unless and until the aggregate amount of indemnifiable Losses that may be recovered from Sellers in respect of an individual claim or series of related claims under any of the foregoing sections equals or exceeds $5,000 (the “Per Claim Minimum”); (ii) Sellers will not be liable for any claim for indemnification pursuant to Section 10.1(a)(v), Section 10.1(b)(v) or Section 11.2(a) (other than, in each case with respect to a breach of a Fundamental Representation or fraud) unless and until the aggregate amount of indemnifiable Losses (disregarding any claims for Losses that do not equal or exceed the Per Claim Minimum) that may be recovered from Sellers under the foregoing sections equals or exceeds $20,000 (the “Basket”) whereupon the Purchaser Indemnified Party will be entitled to indemnification for only such amount of Losses in excess of the Basket; and (iii) the maximum amount of indemnifiable Losses that may be recovered from Sellers under Section 10.1 and this Article XI arising out of or resulting from the matters set forth in Section 10.1(a)(v), Section 10.1(b)(v) or Section 11.2(a) (other than, in each case with respect to a breach of a Fundamental Representation or fraud) as the case may be, will be an amount equal to $750,000 (the “Cap”). Notwithstanding anything to the contrary herein, (i) Seller will not be liable hereunder (other than for any claim for fraud) for an amount in excess of the Purchase Price (ii) no Sellers will have any indemnification obligation hereunder unless and until the Final Closing occurs; (iii) except with respect to a breach of any representation or warranty in Article V or in respect of a breach of any covenant or agreement by the Sellers, each Seller’s indemnification obligations under Section 11.2 will be limited to such Seller’s Losses and (iv) Purchaser may only collect and recover any and all Losses from Sellers to which it is entitled to be indemnified for under Section 11.2 solely by setting off such Losses in accordance with the terms of Section 3.5 hereof. Purchaser acknowledges that this right of offset is its sole and exclusive remedy for seeking indemnification under this Agreement.

7.	Supplement to Disclosure Schedule. Except as set forth on Exhibit D attached hereto, all of the information included in each of the Company Disclosure Schedule, the Seller Disclosure Schedule and the Purchaser Disclosure Schedule is true and correct in all material respects.

ARTICLE II

MISCELLANEOUS

1.	No Further Amendment. Except as expressly amended hereby, the Stock Purchase Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Stock Purchase Agreement or any of the documents referred to therein.

2.	Effect of Amendment. This Amendment shall form a part of the Stock Purchase Agreement for all purposes, and each Party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the Parties, any reference to the Stock Purchase Agreement shall be deemed a reference to the Stock Purchase Agreement as amended hereby.

3.	Governing Law. This Amendment, including the formation, breach. termination, validity, interpretation, and enforcement thereof, and all transactions contemplated by this Amendment, will in all respects be governed by, and construed in accordance with, the laws of the state of Utah, without giving effect to principles or rules of conflict of laws. to the extent such principles or rules would permit or require the application of the laws of another jurisdiction.

4.	Submission to Jurisdiction. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AMENDMENT OF THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED EXCLUSIVELY IN THE FEDERAL OR STATE COURT SITTING IN THE STATE OF UTAH, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION, OR PROCEEDING, SERVICE OF PROCESS, SUMMONS, NOTICE, OR OTHER DOCUMENT BY PREPAID EXPRESS COURIER TO SUCH PARTY’S ADDRESS SET FORTH IN THE STOCK PURCHASE AGREEMENT WILL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION, OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION, OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

5.	Severability. Any term or provision of this Amendment that is determined by a court of competent jurisdiction to be invalid or unenforceable for any reason will. as to that jurisdiction, be ineffective solely to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or provision is invalid or unenforceable, the Company, the Sellers, and Purchaser will negotiate in good faith to modify this Amendment so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Amendment be consummated as originally contemplated to the greatest extent possible. If any provision of this Amendment is determined by a court of competent jurisdiction to be so broad as to be unenforceable, that provision will be interpreted to be only so broad as is enforceable.

6.	Counterparts and Electronic Signatures. This Amendment may be executed in multiple counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same agreement, it being understood that all of the Parties need not sign the same counterpart. A signed copy of this Amendment transmitted by facsimile, email, or other means of electronic transmission will be deemed to have the same legal effect as delivery of an original executed copy of this Amendment for all purposes. This Amendment will not be binding unless and until signature pages are executed and delivered by each of the Company, Purchaser, and the Sellers.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first above written.

COMPANY: WILSON-DAVIS & CO., INC., a Utah corporation

By:	/s/ Lyle Davis
Name: Lyle Davis
Title: Chairman

PURCHASER: ATLASCLEAR, INC., a Wyoming corporation

By:	/s/ Craig Ridenhour
Name: Craig Ridenhour
Title: Chief Business Development Officer

PARENT: ATLASCLEAR HOLDINGS, INC., a Delaware corporation f/k/a Calculator New Pubco, Inc.

By:	/s/ John Schaible
Name: John M. Schaible
Title: Chairman

SELLERS:

s/ Byron B. Barkley
BYRON B. BARKLEY, an individual

BARKLEY PENSION TRUST/PROFIT SHARING PLAN

By:	/s/ Byron B. Barkley
Name: Byron B. Barkley
Title: Trustee

PAUL N. DAVIS ESTATE

By:	/s/ Brent Davis
Name: Brent Davis
Title: Personal Representative

/s/ Lyle W. Davis
LYLE W. DAVIS, an individual

/s/ James C. Snow
JAMES C. SNOW, an individual

/s/ William Walker
WILLIAM WALKER, an individual

GLEN HOLDINGS CORP.

By:	/s/ Eric Flesche
Name: Eric Flesche
Title: Personal Representative

Schedule 1.1

Purchase Price Methodology

[see attached]

EXHIBIT A

Form of Short-Term Convertible Promissory Note

[see attached]

NEITHER THIS CONVERTIBLE PROMISSORY NOTE NOR THE SHARES OF COMMON STOCK INTO WHICH THIS NOTE ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERTIBLE PROMISSORY NOTE

February __, 2024

$[●]	Tampa, FL

No. STCN-[●]

AtlasClear, Inc., a Wyoming corporation (the “Company”), for value received, hereby promises to pay to _____________________ or its registered assigns (“Holder”), the principal sum of _______________________ Dollars ($_____), together with interest thereon as provided herein.

This Convertible Promissory Note (this “Note”) is being issued pursuant to that certain Stock Purchase Agreement, dated as of April 11, 2022, by and among the Company, Wilson-Davis & Co., Inc., a Utah corporation (“WDCO”), and the shareholders of WDCO, as amended (the “Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings given to them in the Purchase Agreement. Additional Convertible Promissory Notes in substantially the same form as this Note are being issued by the Company on the date hereof in accordance with the provisions of the Purchase Agreement (the “Other Notes”). This Note and any Other Notes are sometimes referred to collectively as the “Notes”.

1.             Definitions. For purposes of this Note, the capitalized terms set forth below shall have the following meanings:

“Board” means the board of directors of the Company.

“Business Day” means each day, other than a Saturday or Sunday, on which banking institutions are not authorized or obligated by law, regulation or executive order to close in Tampa, Florida.

“Change of Control” means the occurrence of any of the following after the Issuance Date:

(a)             A Person or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) files any report with the SEC indicating that such Person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Parent’s common equity representing more than fifty percent (50%) of the voting power of all of the Parent’s then outstanding shares of Common Stock;

(b)           The consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Parent and its subsidiaries, taken as a whole, to any Person, other than solely to the Parent or one or more of its subsidiaries; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the shares of Common Stock are exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Parent pursuant to which the Persons that directly or indirectly “beneficially owned” all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Change of Control; or

(c)           The Parent’s stockholders approve any plan or proposal for the liquidation or dissolution of the Parent.

For purposes of this definition, whether a Person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 and 13d-5 under the Exchange Act; and (z) the phrase Person or “group” is within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding (i) any employee benefit plan of such Person or “group” or of its Subsidiaries and (ii) any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan (but solely to the extent such Person is acting in such capacity)

“Common Stock” means the common stock of Parent, par value $0.0001 per share.

“Conversion Price” means, with respect to the conversion of any portion of this Note (including accrued and unpaid interest) in accordance with its terms, an amount equal to 90% of the average VWAP of the Common Stock for the seven (7)-Trading Day period immediately preceding the applicable Conversion Date (as defined herein).

“Issuance Date” means February [●], 2024.

“Parent” means AtlasClear Holdings, Inc., a Delaware corporation f/k/a Calculator New Pubco, Inc.

“Parent Agreement” means that certain Parent Guaranty and Registration Rights Agreement being executed and delivered by the Parent on the date hereof pursuant to the terms of the Purchase Agreement.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“SEC” means the U.S. Securities and Exchange Commission.

“Trading Day” means any day on which the Common Stock is traded for any period on the principal securities exchange or other securities market or over-the-counter bulletin board on which the Common Stock is then being traded.

“VWAP” means, for any Trading Day, the per share volume-weighted average price of the Common Stock as reported by Bloomberg through its “VAP” function in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined using a volume weighted average method by a nationally recognized independent investment banking firm retained for this purpose by Company), determined without regard to after-hours trading or any other trading outside of the regular trading session.

2.             Payments.

2.1           Interest.

(a)           This Note shall bear interest at the rate of nine percent (9%) per annum, subject to adjustment as provided in Section 2.1(b) below. Accrued and unpaid interest shall be payable on March 31, 2024 and on the Maturity Date, until all principal and accrued and unpaid interest shall have been paid in full.

(b)           Notwithstanding anything to the contrary contained herein, on or after an Event of Default (defined below) resulting from the failure to timely pay principal of or interest on this Note or on or after another Event of Default for which the Holder has accelerated the maturity date (subject to any notice, grace and cure provisions provided herein), this Note shall bear interest at a rate per annum equal to thirteen percent (13%) per annum, retroactive from the date of this Note until the sooner of such time as such Event of Default is cured or this Note is paid in full.

(c)            Interest shall be computed on the basis of a 360-day year of twelve (12) 30-day months and shall accrue commencing on the Issuance Date. Each interest payment hereunder shall be paid by the issuance of shares of Common Stock, with the number of shares issuable to be determined by dividing the amount payable by the Conversion Price; provided that the Company may, at its option, make any interest payment hereunder in cash; provided, further, than in the case of each interest payment hereunder other than the payment due on March 31, 2024, the Company must make such interest payment in cash if, as of the applicable payment date, the Registration Statement (as defined in the Parent Agreement) has not yet been declared effective and the shares that would be issuable on such payment date would not be eligible for sale under Rule 144 promulgated under the Securities Act.

2.2           Maturity. Subject to the provisions of Section 4 hereof relating to the conversion of this Note, the entire principal sum hereof shall be due and payable on April [●], 20241 (the “Maturity Date”). Additionally, accrued and unpaid interest shall be due and payable upon any of the following: (i) the payment of the entire principal sum hereof; or (ii) conversion of this Note pursuant to the provisions of Section 4 hereof as to that portion of the principal amount so converted.

2.3           Payment Dates. If any day on which any amount is payable pursuant under this Note is not a Business Day, then the amount otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay).

2.4           Partial Payments. In the event of any partial payment of principal or accrued interest, for whatever reason, any such partial payment of principal and/or interest on the Notes shall be allocated among the respective Notes and holders thereof so that the amount of such payments to each holder shall bear as nearly as practicable the same ratio to the aggregate amount then to be paid as the principal amount of the Notes then held by such holder bears to the aggregate principal amount of Notes then outstanding.

1 90 days following the Issuance Date for short-term notes; 2 years for long-term notes.

3.             Subordination. The indebtedness evidenced by this Note is subordinate and junior to the prior payment in full of the principal, premium (if any) and interest on all Senior Indebtedness (as defined below) to the extent and in the manner hereinafter set forth. The Holder agrees, from time to time as reasonably requested by the Company, to execute any documents required by the Company’s or the Parent’s lenders reaffirming the subordination provisions contained in this Note; provided, however, that the existing rights of the Holder shall not be adversely affected thereby. For purposes of this Note, the term “Senior Indebtedness” shall mean all indebtedness of the Company or the Parent, whether outstanding on the date hereafter or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company or the Parent (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), on account of indebtedness for money borrowed from banks, trust companies and other similar financial institutions pursuant to one or more senior credit facilities. “Senior Indebtedness” shall not include any debt owed to any affiliate of the Company or the Parent, or to any affiliate of any officer or director of the Company or the Parent.

In the event of any insolvency, bankruptcy, receivership, liquidation (voluntary or involuntary), reorganization or other similar proceeding involving the Company, the Parent or its respective property, the holders of Senior Indebtedness shall be entitled to receive payment in full of all principal, premium (if any) and interest on all Senior Indebtedness before the holders of the Notes are entitled to receive any payment on account of principal or interest on the Notes.

During the continuance of any default in the payment of principal, premium (if any) or interest on any Senior Indebtedness, no payment of principal or interest shall be made with respect to the indebtedness evidenced by the Notes (or any renewals or extensions thereof) if written or telegraphic notice of such default has been given to the Company or the Parent by any holder or holders of any Senior Indebtedness.

4.             Conversion.

4.1.          Optional Conversion. At any time following the occurrence of an Event of Default, and for so long as such Event of Default is continuing, the unpaid principal amount of this Note (together with all accrued but unpaid interest thereon) shall be convertible, in whole or in part, at the option of the Holder at any time prior to the payment in full of the principal amount of this Note, into such number of shares of fully paid and non-assessable shares of Common Stock as is determined by dividing the principal amount of the Note so converted (together with all accrued but unpaid interest thereon) by the applicable Conversion Price (the “Holder Conversion Right”).

4.2.          Issuance of Certificates. The Holder Conversion Right may be exercised by the Holder at any time permitted pursuant to Section 4.1 by the surrender of this Note (or of any replacement Note issued hereunder) with the conversion notice attached hereto duly executed, at the principal office of the Company or the transfer agent of the Parent. Conversion shall be deemed to have been effected (a) in the case of the Holder Conversion Right, on the date that such delivery of the Note and conversion notice is actually made, or (b) in the case of any interest payment pursuant to Section 2.1(c) (other than an interest payment which the Company shall have elected to make in cash), on the date on which such interest payment is due (as applicable, the “Conversion Date”). As promptly as practicable, and in any event within five (5) Trading Days, after a Conversion Date and, in the case of the Holder Conversion Right, the Company’s receipt of the Note being converted and the conversion notice, the Company shall issue and deliver to the Holder a certificate or certificates for the number of full shares of Common Stock to which the Holder is entitled (or evidence of the issuance of such shares in book entry form) and a check or cash with respect to any fractional interest in a share of Common Stock as provided in Section 4.4. The Company shall not be obligated to issue Common Stock certificates in the name of any party other than the Holder of the Notes, absent full compliance with the provisions of Section 7 hereof. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the next succeeding day on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date. All rights with respect to the Notes (or any portion thereof) that are converted pursuant to this Note, including the rights to receive interest and notices, shall terminate upon the conversion pursuant to this Section 4.2. Upon conversion of only a portion of the principal amount of this Note in accordance with the terms hereof, the Company shall issue and deliver to the Holder hereof, at the expense of the Company, a new Note covering the principal amount of this Note not converted, which new Note shall entitle the holder thereof to interest on the principal amount thereof to the same extent as if the unconverted portion of this Note had not been surrendered for conversion.

4.3.          Reservation of Stock Issuable Upon Conversion. The Company covenants that, for so long as any Notes remain outstanding, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the full issuance of shares pursuant to Section 2.1(c) and the full exercise of the Holder Conversion Right.

4.4.          Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the fair value of one share of the Parent’s Common Stock on the Conversion Date, as determined in good faith by the Board.

4.5.          Adjustment of Conversion Price. The Conversion Price and the number and kind of securities which may be received upon the exercise of the Holder Conversion Right or the Company Conversion Right shall be subject to the adjustment from time to time upon the happening of certain events, as follows:

(a)           Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date hereof effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Company shall at any time or from time to time after the date hereof combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 4.5(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)           Adjustment for Reclassification, Exchange or Substitution. If the Common Stock issuable upon the conversion of the Notes shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for in Section 4.5(c) below), then and in each such event the holder of each Note shall have the right thereafter to convert each Note into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, as holders of the number of shares of Common Stock into which such Note might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

(c)            Reorganization, Merger, Consolidation or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 4.5) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Notes shall thereafter be entitled to receive upon conversion of the Notes, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4.5 with respect to the rights of the holders of the Notes after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 4.5 (including adjustment of the Conversion Price then in effect and the number of shares receivable upon conversion of the Notes) shall be applicable after that event as nearly equivalent as may be practicable.

(d)           Certificate of Adjustment. Upon the occurrence of each adjustment or readjustment of the applicable Conversion Price pursuant to this Section 4.5, the Company shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Notes a certificate, signed by an officer of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

(e)            Limitation on Number of Shares Issuable. Notwithstanding anything herein to the contrary, provided that the Common Stock remains listed for trading on the NYSE American LLC or other national securities exchange, the aggregate number of shares of Common Stock issued upon conversion of (i) the Notes and (ii) the long-term convertible promissory notes issuable pursuant to the Purchase Agreement shall not exceed 19.9% of either (a) the total number of shares of Common Stock outstanding on the Issuance Date or (b) the total voting power of the Company’s securities outstanding on the Issuance Date that are entitled to vote on a matter being voted on by holders of the Common Stock, unless and until the Company has obtained the approval of the Company’s stockholders in accordance with the rules of the NYSE American LLC or other national securities exchange on which the shares of Common Stock are listed, as applicable. To the extent that any payment (or portion thereof) is required to be made under this Note and cannot be paid in shares of Common Stock pursuant to the provisions of the immediately preceding sentence, such payment (or applicable portion thereof) shall be payable in cash.

4.8           Registration, Exchange and Transfer. The Company will keep a register in which, subject to such reasonable regulations as it may prescribe, it will register all Notes. No transfer of this Note shall be valid as against the Company unless made upon such register. This Note is subject to the restrictions on transfer set forth on the face hereof. Upon surrender for transfer of this Note and compliance with said restrictions on transfer, the Company shall execute and deliver in the name of the transferee or transferees a new Note or Notes for a like principal amount.

This Note, if presented for transfer, exchange, redemption or payment, shall (if so required by the Company) be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the registered Holder or by his duly authorized attorney.

Any exchange or transfer shall be without charge, except that the Company may require payment of the sum sufficient to cover any processing cost, tax or governmental charge that may be imposed in relation thereto.

The Company may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon by anyone other than the Company), for the purpose of receiving payment of or on account of the principal hereof and interest hereon, for the conversion hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

5.             Events of Default.

5.1.          Definitions and Effect. In case one or more of the following “Events of Default” shall have occurred and be continuing:

(i)            default in the payment of any amount due under this Note, and continuance of such default for a period of ten (10) days;

(ii)           default in the performance of any covenant or agreement contained in this Note (other than as set forth in clause (i) of this Section 5.1) or the Parent Agreement and such default is not fully cured within fifteen (15) days after the Holder delivers written notice to the Company of the occurrence thereof;

(iii)          the Company shall have admitted in writing its inability to pay its debts as they mature, or shall have made an assignment for the benefit of creditors, or shall have been adjudicated bankrupt;

(iv)          a trustee or receiver of the Company, or of any substantial part of the assets of the Company, shall have been appointed and, if appointed in a proceeding brought against the Company, the Company by any action or failure to act shall have indicated its approval of, consent to or acquiescence in such appointment, or, within sixty (60) days after such appointment, such appointment shall not have been vacated, or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect;

(v)          proceedings involving the Company shall have been commenced by or against the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government, or any state government, and, if such proceedings shall have been instituted against the Company, or the Company by any action or failure to act shall have indicated its approval of, consent to, or acquiescence therein, or an order shall have been entered approving the petition in such proceedings, and within sixty (60) days after the entry thereof, such order shall not have been vacated or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect;

(vi)          a Change of Control shall have occurred; or

(vii)         WDCO shall have ceased activities as a broker-dealer, including as a result of a sale of WDCO by the Company or the Parent to an unaffiliated third-party;

then and in each and every such case, the holders of a majority in aggregate principal amount of then-outstanding Notes may declare the principal and accrued but unpaid interest of all the Notes to be due and payable immediately, by written notice to the Company, and upon any such declaration the same shall become and shall be immediately due and payable, subject to the subordination provisions of Section 3 hereof. At any time after such declaration of acceleration has been made, and before a judgment or decree for payment of money due has been obtained, the holders of a majority in aggregate principal amount of the then-outstanding Notes may, by written notice to the Company, rescind and annul such declaration.

5.2.          Waiver. At any time before the date of any declaration accelerating the maturity of this Note, the holders of a majority in aggregate principal amount of then-outstanding Notes may waive any Event of Default hereunder. Such waivers shall be evidenced by written notice or other document specifying the Event(s) of Default being waived and shall be binding on all existing or subsequent holders of outstanding Notes.

6.             Prepayment. The Company shall have the right to prepay all or any portion of the then-outstanding principal amount of the Notes, together with any accrued but unpaid interest on the principal amount being paid. If only a portion of the principal amount of the Notes then outstanding is to be prepaid at a given time, such prepayment shall be made on a pro rata basis among the holders of the Notes (based on the relative principal amount of Notes held by each such holder). To exercise such right, the Company shall give notice in writing of its election to prepay the Notes to the holders of record of the Notes to be prepaid, addressed to them at their respective addresses appearing on the books of the Company. In such notice, the Company shall designate a date for the prepayment not less than ten (10) days following the date of the notice. Prior to the date of prepayment specified in the notice, a holder may elect to exercise the Holder Conversion Right.

7.             Restrictions on Transfer.

7.1.          Restricted Securities. By acceptance hereof, the Holder understands and agrees that this Note and the Common Stock receivable upon conversion hereof are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Holder represents that it is familiar with Rule 144 promulgated by the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

7.2.          Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Holder further agrees not to make any disposition of all or any portion of this Note (or of Common Stock issuable upon conversion thereof) except in compliance with applicable state securities laws and unless and until:

(a)            there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

(b)           such disposition is made in accordance with Rule 144 under the Securities Act; or

(c)           the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, if requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act and will be in compliance with applicable state securities laws.

7.3.          Legends. It is understood that each Note and each certificate evidencing Common Stock acquired upon conversion thereof (or evidencing any other securities issued with respect thereto pursuant to any stock split, stock dividend, merger or other form of reorganization or recapitalization) shall bear a legend in substantially the following form (in addition to any legends which may be required in the opinion of the Company’s counsel by applicable state or federal laws):

[THIS NOTE / THE SECURITIES REPRESENTED BY THIS CERTIFICATE] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

8.             Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 12.6 of the Purchase Agreement.

9.             No Rights as Stockholder. This Note, as such, shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

10.           Headings and Governing Law. The descriptive headings in this Note are inserted for convenience only and do not constitute a part of this Note. The validity, meaning and effect of this Note shall be determined in accordance with the laws of the State of Delaware.

11.           Governing Law; Waiver of Jury Trial; Submission to Jurisdiction.

This Note, including the formation, breach, termination, validity, interpretation, and enforcement thereof, and all transactions contemplated by this Note, will in all respects be governed by, and construed in accordance with, the laws of the State of Utah, without giving effect to principles or rules of conflict of laws, to the extent such principles or rules would permit or require the application of the laws of another jurisdiction.

ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED EXCLUSIVELY IN THE FEDERAL OR STATE COURT SITTING IN THE STATE OF UTAH, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY PREPAID EXPRESS COURIER TO SUCH PARTY’S ADDRESS SET FORTH HEREIN WILL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS CONTEMPLATED BY THIS NOTE. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) MAKES THIS WAIVER VOLUNTARILY AND UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, AND (C) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS NOTE AND THE TRANSACTIONS CONTEMPLATED BY THIS NOTE, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.3.

12.          Severability. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under application law.

13.           Amendment. With the consent of the holders of a majority in aggregate principal amount of the then-outstanding Notes, the Company may amend the Notes for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Notes; provided, however, that no such amendment shall, without the consent of the holder of each outstanding Note affected thereby:

(a)           change: (i) the maturity of the principal of, or any installment of interest on, any Note; or (ii) the coin or currency in which the principal of or interest on any Note is payable;

(b)           reduce the principal amount thereof or the interest rate thereon;

(c)            increase the Conversion Price thereof; or

(d)           reduce the percentage in principal amount of the outstanding Notes the consent of whose holders is required for any amendment or waiver as provided for in the Notes.

Prompt written notice that this Note has been amended or interpreted in accordance with the terms of this Section shall be given to each holder of a Note. Upon such amendment or interpretation, the Notes shall be deemed modified in accordance therewith, such amendment or interpretation shall form a part of this Note for all purposes, and every subsequent holder of Notes shall be bound thereby.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, ATLASCLEAR, INC. has duly caused this Note to be signed in its name and on its behalf by its duly authorized officer as of the date first above written.

ATLASCLEAR, INC.

By:
Name:
Title:

NOTICE OF CONVERSION

(to be signed upon conversion of the Note)

TO ATLASCLEAR, INC.:

The undersigned, the holder of the foregoing Note, hereby surrenders such Note for conversion into that number of shares of Common Stock of AtlasClear Holdings, Inc. as determined pursuant to Section 4.1 of the Note, and requests that the certificates for such shares be issued in the name of, and delivered to, ________________________________________, whose address is __________________________________________________.

Amount of Principal to be Converted:	$

Amount of Accrued Interest to be Converted:	$

Total Amount to be Converted:	$

VWAP	$

Conversion Price	$

Number of Shares to be Issued:

Dated:

(signature)

(address)

EXHIBIT B

Form of Long-Term Convertible Promissory Note

[see attached]

NEITHER THIS CONVERTIBLE PROMISSORY NOTE NOR THE SHARES OF COMMON STOCK INTO WHICH THIS NOTE ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERTIBLE PROMISSORY NOTE

February __, 2024

$[●]	Tampa, FL

No. LTCN-[●]

AtlasClear, Inc., a Wyoming corporation (the “Company”), for value received, hereby promises to pay to _____________________ or its registered assigns (“Holder”), the principal sum of _______________________ Dollars ($_____), together with interest thereon as provided herein.

This Convertible Promissory Note (this “Note”) is being issued pursuant to that certain Stock Purchase Agreement, dated as of April 11, 2022, by and among the Company, Wilson-Davis & Co., Inc., a Utah corporation (“WDCO”), and the shareholders of WDCO, as amended (the “Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings given to them in the Purchase Agreement. Additional Convertible Promissory Notes in substantially the same form as this Note are being issued by the Company on the date hereof in accordance with the provisions of the Purchase Agreement (the “Other Notes”). This Note and any Other Notes are sometimes referred to collectively as the “Notes”.

1.             Definitions. For purposes of this Note, the capitalized terms set forth below shall have the following meanings:

“Board” means the board of directors of the Company.

“Business Day” means each day, other than a Saturday or Sunday, on which banking institutions are not authorized or obligated by law, regulation or executive order to close in Tampa, Florida.

“Change of Control” means the occurrence of any of the following after the Issuance Date:

(a)            A Person or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) files any report with the SEC indicating that such Person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Parent’s common equity representing more than fifty percent (50%) of the voting power of all of the Parent’s then outstanding shares of Common Stock;

(b)           The consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Parent and its subsidiaries, taken as a whole, to any Person, other than solely to the Parent or one or more of its subsidiaries; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the shares of Common Stock are exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Parent pursuant to which the Persons that directly or indirectly “beneficially owned” all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Change of Control; or

(c)            The Parent’s stockholders approve any plan or proposal for the liquidation or dissolution of the Parent.

For purposes of this definition, whether a Person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 and 13d-5 under the Exchange Act; and (z) the phrase Person or “group” is within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding (i) any employee benefit plan of such Person or “group” or of its Subsidiaries and (ii) any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan (but solely to the extent such Person is acting in such capacity)

“Common Stock” means the common stock of Parent, par value $0.0001 per share.

“Conversion Price” means, with respect to the conversion of any portion of this Note (including accrued and unpaid interest) in accordance with its terms, an amount equal to 90% (or 85%, in the case of conversion pursuant to Section 4.1) of the average VWAP of the Common Stock for the seven (7)-Trading Day period immediately preceding the applicable Conversion Date (as defined herein).

“Issuance Date” means February [●], 2024.

“Parent” means AtlasClear Holdings, Inc., a Delaware corporation f/k/a Calculator New Pubco, Inc.

“Parent Agreement” means that certain Parent Guaranty and Registration Rights Agreement being executed and delivered by the Parent on the date hereof pursuant to the terms of the Purchase Agreement.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“SEC” means the U.S. Securities and Exchange Commission.

“Trading Day” means any day on which the Common Stock is traded for any period on the principal securities exchange or other securities market or over-the-counter bulletin board on which the Common Stock is then being traded.

“VWAP” means, for any Trading Day, the per share volume-weighted average price of the Common Stock as reported by Bloomberg through its “VAP” function in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined using a volume weighted average method by a nationally recognized independent investment banking firm retained for this purpose by Company), determined without regard to after-hours trading or any other trading outside of the regular trading session.

2.             Payments.

2.1           Interest.

(a)            This Note shall bear interest at the rate of thirteen percent (13%) per annum. Accrued and unpaid interest shall be payable on the last day of each calendar quarter, commencing with the quarter ending March 31, 2024, and on the Maturity Date, until all principal and accrued and unpaid interest shall have been paid in full.

(b)           Interest shall be computed on the basis of a 360-day year of twelve (12) 30-day months and shall accrue commencing on the Issuance Date. Each interest payment hereunder shall be paid by the issuance of shares of Common Stock, with the number of shares issuable to be determined by dividing the amount payable by the Conversion Price; provided that the Company may, at its option, make any interest payment hereunder in cash; provided, further, than in the case of each interest payment hereunder other than the payment due on March 31, 2024, the Company must make such interest payment in cash if, as of the applicable payment date, the Registration Statement (as defined in the Parent Agreement) has not yet been declared effective and the shares that would be issuable on such payment date would not be eligible for sale under Rule 144 promulgated under the Securities Act.

2.2           Maturity. Subject to the provisions of Section 4 hereof relating to the conversion of this Note, the entire principal sum hereof shall be due and payable on February [●], 20262 (the “Maturity Date”). Additionally, accrued and unpaid interest shall be due and payable upon any of the following: (i) the payment of the entire principal sum hereof; or (ii) conversion of this Note pursuant to the provisions of Section 4 hereof as to that portion of the principal amount so converted.

2.3           Payment Dates. If any day on which any amount is payable pursuant under this Note is not a Business Day, then the amount otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay).

2.4          Partial Payments. In the event of any partial payment of principal or accrued interest, for whatever reason, any such partial payment of principal and/or interest on the Notes shall be allocated among the respective Notes and holders thereof so that the amount of such payments to each holder shall bear as nearly as practicable the same ratio to the aggregate amount then to be paid as the principal amount of the Notes then held by such holder bears to the aggregate principal amount of Notes then outstanding.

3.             Subordination. The indebtedness evidenced by this Note is subordinate and junior to the prior payment in full of the principal, premium (if any) and interest on all Senior Indebtedness (as defined below) to the extent and in the manner hereinafter set forth. The Holder agrees, from time to time as reasonably requested by the Company, to execute any documents required by the Company’s or the Parent’s lenders reaffirming the subordination provisions contained in this Note; provided, however, that the existing rights of the Holder shall not be adversely affected thereby. For purposes of this Note, the term “Senior Indebtedness” shall mean all indebtedness of the Company or the Parent, whether outstanding on the date hereafter or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company or the Parent (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), on account of indebtedness for money borrowed from banks, trust companies and other similar financial institutions pursuant to one or more senior credit facilities. “Senior Indebtedness” shall not include any debt owed to any affiliate of the Company or the Parent, or to any affiliate of any officer or director of the Company or the Parent.

In the event of any insolvency, bankruptcy, receivership, liquidation (voluntary or involuntary), reorganization or other similar proceeding involving the Company, the Parent or its respective property, the holders of Senior Indebtedness shall be entitled to receive payment in full of all principal, premium (if any) and interest on all Senior Indebtedness before the holders of the Notes are entitled to receive any payment on account of principal or interest on the Notes.

During the continuance of any default in the payment of principal, premium (if any) or interest on any Senior Indebtedness, no payment of principal or interest shall be made with respect to the indebtedness evidenced by the Notes (or any renewals or extensions thereof) if written or telegraphic notice of such default has been given to the Company or the Parent by any holder or holders of any Senior Indebtedness.

2 Two years following the Issuance Date.

4.             Conversion.

4.1.          Optional Conversion. At any time following the earlier of (a) the six (6)-month anniversary of the Issuance Date and (b) the occurrence of an Event of Default, and for so long as such Event of Default is continuing, the unpaid principal amount of this Note (together with all accrued but unpaid interest thereon) shall be convertible, in whole or in part, at the option of the Holder at any time prior to the payment in full of the principal amount of this Note, into such number of shares of fully paid and non-assessable shares of Common Stock as is determined by dividing the principal amount of the Note so converted (together with all accrued but unpaid interest thereon) by the applicable Conversion Price (the “Holder Conversion Right”).

4.2.          Issuance of Certificates. The Holder Conversion Right may be exercised by the Holder at any time permitted pursuant to Section 4.1 by the surrender of this Note (or of any replacement Note issued hereunder) with the conversion notice attached hereto duly executed, at the principal office of the Company or the transfer agent of the Parent. Conversion shall be deemed to have been effected (a) in the case of the Holder Conversion Right, on the date that such delivery of the Note and conversion notice is actually made, or (b) in the case of any interest payment pursuant to Section 2.1(c) (other than an interest payment which the Company shall have elected to make in cash), on the date on which such interest payment is due (as applicable, the “Conversion Date”). As promptly as practicable, and in any event within five (5) Trading Days, after a Conversion Date and, in the case of the Holder Conversion Right, the Company’s receipt of the Note being converted and the conversion notice, the Company shall issue and deliver to the Holder a certificate or certificates for the number of full shares of Common Stock to which the Holder is entitled (or evidence of the issuance of such shares in book entry form) and a check or cash with respect to any fractional interest in a share of Common Stock as provided in Section 4.4. The Company shall not be obligated to issue Common Stock certificates in the name of any party other than the Holder of the Notes, absent full compliance with the provisions of Section 7 hereof. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the next succeeding day on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date. All rights with respect to the Notes (or any portion thereof) that are converted pursuant to this Note, including the rights to receive interest and notices, shall terminate upon the conversion pursuant to this Section 4.2. Upon conversion of only a portion of the principal amount of this Note in accordance with the terms hereof, the Company shall issue and deliver to the Holder hereof, at the expense of the Company, a new Note covering the principal amount of this Note not converted, which new Note shall entitle the holder thereof to interest on the principal amount thereof to the same extent as if the unconverted portion of this Note had not been surrendered for conversion.

4.3.          Reservation of Stock Issuable Upon Conversion. The Company covenants that, for so long as any Notes remain outstanding, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the full issuance of shares pursuant to Section 2.1(c) and the full exercise of the Holder Conversion Right.

4.4.          Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the fair value of one share of the Parent’s Common Stock on the Conversion Date, as determined in good faith by the Board.

4.5.          Adjustment of Conversion Price. The Conversion Price and the number and kind of securities which may be received upon the exercise of the Holder Conversion Right or the Company Conversion Right shall be subject to the adjustment from time to time upon the happening of certain events, as follows:

(a)            Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date hereof effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Company shall at any time or from time to time after the date hereof combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 4.5(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)           Adjustment for Reclassification, Exchange or Substitution. If the Common Stock issuable upon the conversion of the Notes shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for in Section 4.5(c) below), then and in each such event the holder of each Note shall have the right thereafter to convert each Note into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, as holders of the number of shares of Common Stock into which such Note might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

(c)            Reorganization, Merger, Consolidation or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 4.5) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Notes shall thereafter be entitled to receive upon conversion of the Notes, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4.5 with respect to the rights of the holders of the Notes after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 4.5 (including adjustment of the Conversion Price then in effect and the number of shares receivable upon conversion of the Notes) shall be applicable after that event as nearly equivalent as may be practicable.

(d)           Certificate of Adjustment. Upon the occurrence of each adjustment or readjustment of the applicable Conversion Price pursuant to this Section 4.5, the Company shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Notes a certificate, signed by an officer of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

(e)            Limitation on Number of Shares Issuable. Notwithstanding anything herein to the contrary, provided that the Common Stock remains listed for trading on the NYSE American LLC or other national securities exchange, the aggregate number of shares of Common Stock issued upon conversion of (i) the Notes and (ii) the short-term convertible promissory notes issuable pursuant to the Purchase Agreement shall not exceed 19.9% of either (a) the total number of shares of Common Stock outstanding on the Issuance Date or (b) the total voting power of the Company’s securities outstanding on the Issuance Date that are entitled to vote on a matter being voted on by holders of the Common Stock, unless and until the Company has obtained the approval of the Company’s stockholders in accordance with the rules of the NYSE American LLC or other national securities exchange on which the shares of Common Stock are listed, as applicable. To the extent that any payment (or portion thereof) is required to be made under this Note and cannot be paid in shares of Common Stock pursuant to the provisions of the immediately preceding sentence, such payment (or applicable portion thereof) shall be payable in cash.

4.8           Registration, Exchange and Transfer. The Company will keep a register in which, subject to such reasonable regulations as it may prescribe, it will register all Notes. No transfer of this Note shall be valid as against the Company unless made upon such register. This Note is subject to the restrictions on transfer set forth on the face hereof. Upon surrender for transfer of this Note and compliance with said restrictions on transfer, the Company shall execute and deliver in the name of the transferee or transferees a new Note or Notes for a like principal amount.

This Note, if presented for transfer, exchange, redemption or payment, shall (if so required by the Company) be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the registered Holder or by his duly authorized attorney.

Any exchange or transfer shall be without charge, except that the Company may require payment of the sum sufficient to cover any processing cost, tax or governmental charge that may be imposed in relation thereto.

The Company may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon by anyone other than the Company), for the purpose of receiving payment of or on account of the principal hereof and interest hereon, for the conversion hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

5.             Events of Default.

5.1.          Definitions and Effect. In case one or more of the following “Events of Default” shall have occurred and be continuing:

(i)            default in the payment of any amount due under this Note, and continuance of such default for a period of ten (10) days;

(ii)           default in the performance of any covenant or agreement contained in this Note (other than as set forth in clause (i) of this Section 5.1) or the Parent Agreement and such default is not fully cured within fifteen (15) days after the Holder delivers written notice to the Company of the occurrence thereof;

(iii)          the Company shall have admitted in writing its inability to pay its debts as they mature, or shall have made an assignment for the benefit of creditors, or shall have been adjudicated bankrupt;

(iv)          a trustee or receiver of the Company, or of any substantial part of the assets of the Company, shall have been appointed and, if appointed in a proceeding brought against the Company, the Company by any action or failure to act shall have indicated its approval of, consent to or acquiescence in such appointment, or, within sixty (60) days after such appointment, such appointment shall not have been vacated, or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect;

(v)          proceedings involving the Company shall have been commenced by or against the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government, or any state government, and, if such proceedings shall have been instituted against the Company, or the Company by any action or failure to act shall have indicated its approval of, consent to, or acquiescence therein, or an order shall have been entered approving the petition in such proceedings, and within sixty (60) days after the entry thereof, such order shall not have been vacated or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect;

(vi)          a Change of Control shall have occurred; or

(vii)         WDCO shall have ceased activities as a broker-dealer, including as a result of a sale of WDCO by the Company or the Parent to an unaffiliated third-party;

then and in each and every such case, the holders of a majority in aggregate principal amount of then-outstanding Notes may declare the principal and accrued but unpaid interest of all the Notes to be due and payable immediately, by written notice to the Company, and upon any such declaration the same shall become and shall be immediately due and payable, subject to the subordination provisions of Section 3 hereof. At any time after such declaration of acceleration has been made, and before a judgment or decree for payment of money due has been obtained, the holders of a majority in aggregate principal amount of the then-outstanding Notes may, by written notice to the Company, rescind and annul such declaration.

5.2.          Waiver. At any time before the date of any declaration accelerating the maturity of this Note, the holders of a majority in aggregate principal amount of then-outstanding Notes may waive any Event of Default hereunder. Such waivers shall be evidenced by written notice or other document specifying the Event(s) of Default being waived and shall be binding on all existing or subsequent holders of outstanding Notes.

6.             Prepayment. The Company shall have the right to prepay all or any portion of the then-outstanding principal amount of the Notes, together with any accrued but unpaid interest on the principal amount being paid. If only a portion of the principal amount of the Notes then outstanding is to be prepaid at a given time, such prepayment shall be made on a pro rata basis among the holders of the Notes (based on the relative principal amount of Notes held by each such holder). To exercise such right, the Company shall give notice in writing of its election to prepay the Notes to the holders of record of the Notes to be prepaid, addressed to them at their respective addresses appearing on the books of the Company. In such notice, the Company shall designate a date for the prepayment not less than ten (10) days following the date of the notice. Prior to the date of prepayment specified in the notice, a holder may elect to exercise the Holder Conversion Right.

7.             Restrictions on Transfer.

7.1.          Restricted Securities. By acceptance hereof, the Holder understands and agrees that this Note and the Common Stock receivable upon conversion hereof are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Holder represents that it is familiar with Rule 144 promulgated by the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

7.2.          Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Holder further agrees not to make any disposition of all or any portion of this Note (or of Common Stock issuable upon conversion thereof) except in compliance with applicable state securities laws and unless and until:

(a)            there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

(b)           such disposition is made in accordance with Rule 144 under the Securities Act; or

(c)           the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, if requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act and will be in compliance with applicable state securities laws.

7.3.          Legends. It is understood that each Note and each certificate evidencing Common Stock acquired upon conversion thereof (or evidencing any other securities issued with respect thereto pursuant to any stock split, stock dividend, merger or other form of reorganization or recapitalization) shall bear a legend in substantially the following form (in addition to any legends which may be required in the opinion of the Company’s counsel by applicable state or federal laws):

[THIS NOTE / THE SECURITIES REPRESENTED BY THIS CERTIFICATE] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

8.             Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 12.6 of the Purchase Agreement.

9.             No Rights as Stockholder. This Note, as such, shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

10.           Headings and Governing Law. The descriptive headings in this Note are inserted for convenience only and do not constitute a part of this Note. The validity, meaning and effect of this Note shall be determined in accordance with the laws of the State of Delaware.

11.           Governing Law; Waiver of Jury Trial; Submission to Jurisdiction.

This Note, including the formation, breach, termination, validity, interpretation, and enforcement thereof, and all transactions contemplated by this Note, will in all respects be governed by, and construed in accordance with, the laws of the State of Utah, without giving effect to principles or rules of conflict of laws, to the extent such principles or rules would permit or require the application of the laws of another jurisdiction.

ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED EXCLUSIVELY IN THE FEDERAL OR STATE COURT SITTING IN THE STATE OF UTAH, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY PREPAID EXPRESS COURIER TO SUCH PARTY’S ADDRESS SET FORTH HEREIN WILL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS CONTEMPLATED BY THIS NOTE. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) MAKES THIS WAIVER VOLUNTARILY AND UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, AND (C) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS NOTE AND THE TRANSACTIONS CONTEMPLATED BY THIS NOTE, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.3.

12.           Severability. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under application law.

13.           Amendment. With the consent of the holders of a majority in aggregate principal amount of the then-outstanding Notes, the Company may amend the Notes for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Notes; provided, however, that no such amendment shall, without the consent of the holder of each outstanding Note affected thereby:

(a)            change: (i) the maturity of the principal of, or any installment of interest on, any Note; or (ii) the coin or currency in which the principal of or interest on any Note is payable;

(b)            reduce the principal amount thereof or the interest rate thereon;

(c)            increase the Conversion Price thereof; or

(d)           reduce the percentage in principal amount of the outstanding Notes the consent of whose holders is required for any amendment or waiver as provided for in the Notes.

Prompt written notice that this Note has been amended or interpreted in accordance with the terms of this Section shall be given to each holder of a Note. Upon such amendment or interpretation, the Notes shall be deemed modified in accordance therewith, such amendment or interpretation shall form a part of this Note for all purposes, and every subsequent holder of Notes shall be bound thereby.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, ATLASCLEAR, INC. has duly caused this Note to be signed in its name and on its behalf by its duly authorized officer as of the date first above written.

ATLASCLEAR, INC.

By:
Name:
Title:

NOTICE OF CONVERSION

(to be signed upon conversion of the Note)

TO ATLASCLEAR, INC.:

The undersigned, the holder of the foregoing Note, hereby surrenders such Note for conversion into that number of shares of Common Stock of AtlasClear Holdings, Inc. as determined pursuant to Section 4.1 of the Note, and requests that the certificates for such shares be issued in the name of, and delivered to, ________________________________________, whose address is __________________________________________________.

Amount of Principal to be Converted:	$

Amount of Accrued Interest to be Converted:	$

Total Amount to be Converted:	$

VWAP	$

Conversion Price	$

Number of Shares to be Issued:

Dated:

(signature)

(address)

EXHIBIT C

Parent Guaranty and Registration Rights Agreement

[see attached]

EXHIBIT D

Supplement to Disclosure Schedule

[see attached]

D-1 – Company Disclosure Schedule Supplement – Article IV

D-2 – Seller Disclosure Schedule Supplement – Article V

D-3 – Purchaser Disclosure Schedule Supplement – Article VI